UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2026

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St., Suite 660, Unit 51767, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2026, authID Inc. (the “Company”) closed a private placement (the “Offering”) pursuant to a Securities Purchase Agreement dated April 29, 2026 (the “Purchase Agreement”) with certain accredited investors (the “Investors”). The Company issued and sold an aggregate of approximately $3,765,000 principal amount of its Senior Secured Debentures (the “Debentures”) together with accompanying Stock Purchase Warrants (the “Warrants”).

The Offering was conducted on a best-efforts basis with Madison Global Partners, LLC acting as the non-exclusive placement agent.

Material Terms of the Debentures

The Debentures are senior secured obligations of the Company, maturing six months from issuance (October 2026). The Debentures do not bear interest. The obligations under the Debentures are secured by a first-priority security interest in substantially all of the Company’s assets pursuant to a Security Agreement dated as of April 29, 2026, subject only to customary permitted liens.

The Debentures contain customary events of default, including failure to pay principal at maturity, bankruptcy events, and material breaches of the Transaction Documents. Upon an event of default, the principal amount becomes immediately due and payable at the Holder’s election.

Material Terms of the Warrants

The Company issued Warrants to purchase a number of shares of the Company’s common stock equal to 100% of the principal amount invested by each investor, at an exercise price of $1.50 per share. The Warrants have a five-year term from issuance, are exercisable beginning six months after issuance, and include a cashless exercise provision. The Warrants are subject to standard anti-dilution adjustments and contain a beneficial ownership limitation of 4.99% or 9.99% (or 19.99 % in the case of one Director) as elected by each individual Investor.

Fee Shares

In addition to the Debentures and Warrants, the Company issued to the Investors “Fee Shares” equal to 15% of the principal amount invested by each investor divided by $1.00 (or the Nasdaq Consolidated Closing Bid Price if the Investor is a director of the Company).

Registration Rights

The Company entered into a Registration Rights Agreement with the Investors pursuant to which the Company agreed to register for resale the shares of common stock issuable upon exercise of the Warrants and the Fee Shares (the “Registrable Securities”) within ten days of the 60 day anniversary of the closing date in the event the Company does not consummate a subsequent financing before then. The Company has also granted the Investors standard piggyback registration rights.

Most Favored Nation and Conversion/Exchange Feature

The Debentures contain a most-favored-nation provision with respect to subsequent financings and provide for automatic conversion/exchange into securities issued in a subsequent financing on substantially similar economic terms (subordinate in right of payment and priority to the security issued to the lead investor in the subsequent financing).

Nasdaq 19.99% Limitation

The aggregate shares of common stock issuable pursuant to the Debentures (upon conversion/exchange) and the Fee Shares, together with the Warrant Shares (if applicable), shall not exceed 19.99% of the Company’s outstanding common stock immediately prior to the date of the Purchase Agreement without stockholder approval, in accordance with Nasdaq Listing Rule 5635.

The foregoing descriptions of the Purchase Agreement, form of Debenture, form of Warrant, Security Agreement, and Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to this Current Report on Form 8-K or incorporated by reference from the Company’s subsequent periodic filings.

The securities offered and sold in the Offering were issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The Investors represented that they are accredited investors within the meaning of Rule 501(a) of Regulation D.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03. The issuance of the Debentures creates a direct financial obligation of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Warrants and Fee Shares constitutes an unregistered sale of equity securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Securities Purchase Agreement dated April 29, 2026
10.2	Form of Senior Secured Debenture
10.3	Form of Stock Purchase Warrant
10.4	Form Security Agreement dated April 29, 2026
10.5	Form Registration Rights Agreement dated April 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: May 1, 2026	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

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